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Exhibit 10.24 - Letter Agreement amending the Loan Agreement


Overton Bank & Trust, N.A.
South Arlington Office
Curtis F. Von Der Ahe
President



July 25, 1996



Mr. Tom Hoefert, CFO
InnoServ Technologies, Inc.
4330 Beltway   #300
Arlington, TX 76018


REFERENCE:  LOAN AGREEMENT DATED DECEMBER 15, 1995 COVENANT VIOLATIONS.

Dear Mr. Hoefert,

You have indicated that you are in violation of the Minimum Tangible Net Worth and Current Ratio covenants outlined in our loan agreement referenced above. We hereby waive compliance with these covenants through April 30, 1996 and re-set these covenants as follows:

    Minimum Tangible Net Worth         $5,722,000

    Minimum Current Ratio              1.00 to 1.00

If you require anything else, please do not hesitate to call.

Sincerely,


 /s/ Curtis F. Von Der Ahe
Curtis F. Von Der Ahe,
President